PART I.  FINANCIAL INFORMATION

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

       ASSETS
                                               April 30,          October 31,
                                                 1994                1993
CURRENT ASSETS
  Cash and short-term investments               $ 28,149,773     $ 30,827,007
  U.S. and Canadian government securities
    --at cost which approximates market           20,181,873       26,932,697
  Trade accounts receivable--less allowance
    of $965,000 for doubtful items                58,431,658       56,601,260
  Inventories, at the lower of cost (prin-
    cipally last-in, first-out) or market         50,338,553       43,366,594
  Prepaid expenses and other                      10,263,142        9,929,082


                    Total current assets         167,364,999      167,656,640


LONG TERM ASSETS
  Cash surrender value of life insurance           2,522,746        2,452,048
  Interest in partnership                          1,091,040        1,091,040
  Other long-term assets                           4,760,202        5,171,542
  Deferred income taxes                           17,629,045       18,452,595


                                                  26,003,033       27,167,225


PROPERTIES, PLANTS AND EQUIPMENT--at cost
  Timber properties -- less depletion              3,309,582        3,289,750
  Land                                             9,584,564        9,608,526
  Buildings                                       90,854,079       86,147,800
  Machinery, equipment, etc.                     299,597,737      222,588,512
  Construction in progress                         3,054,137       64,538,771
  Less accumulated depreciation                 (192,894,958)    (183,558,486)


                                                 213,505,141      202,614,873


                                                $406,873,173     $397,438,738

See accompanying notes

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS


  LIABILITIES AND SHAREHOLDERS' EQUITY
                                                April 30,         October 31,
                                                  1994               1993
CURRENT LIABILITIES
  Accounts payable and accrued liabilities       $ 24,844,331    $ 22,421,718
  Current portion of long term obligations            227,898         375,605
  Accrued payrolls and employee benefits            5,259,544       5,793,717
  Accrued taxes--general                            1,232,565       1,619,749
  Taxes on income                                     239,081       1,447,636


                 Total current liabilities         31,803,419      31,658,425


LONG TERM OBLIGATIONS (interest rates from
  3.85% - 6.00%; payable to 2000)                  33,727,494      28,014,956

OTHER LONG TERM LIABILITIES                        13,365,563      13,571,752

DEFERRED INCOME TAXES                              21,257,372      19,226,893


                 Total long term liabilities       68,350,429      60,813,601



SHAREHOLDERS' EQUITY (Note 1)
  Capital stock, without par value                  9,033,988       9,033,988
    Class A Common Stock:
      Authorized 16,000,000 shares;
        issued 10,570,480 shares;
        in treasury 5,133,894 shares;
        outstanding 5,436,586 shares
    Class B Common Stock:
      Authorized and issued 8,640,000 shares;
        in treasury 1,961,139 shares;
          (1,940,267 in 1993)
        outstanding 6,678,861 shares
          (6,699,733 in 1993)

  Earnings retained for use in the business       302,169,621     298,756,926
  Cumulative translation adjustment                (4,484,284)     (2,824,202)


                                                  306,719,325     304,966,712


                                                 $406,873,173    $397,438,738

See accompanying notes

CONSOLIDATED STATEMENTS OF INCOME

                                                          Three Months Ended April 30,    Six Months Ended April 30,
                                                             1994           1993           1994          1993
                                                                          (Note 5)                     (Note 5)
Sales and other income
  Net sales                                              $139,915,582   $133,880,994   $268,687,967  $258,942,943
Other income:
    Gain on sales of timber and timber properties           1,009,759      1,239,351      1,868,106     2,563,315
    Interest, oil royalties and other                       1,258,021      1,229,605      2,574,717     2,678,534

                                                          142,183,362    136,349,950    273,130,790   264,184,792


Costs and expenses
  Cost of products sold                                   117,183,883    112,043,709    226,362,997   216,589,889
  Selling, administrative and general                      14,436,713     14,601,236     28,704,604    29,115,508
  Interest                                                    410,285         49,040        646,409        95,644


                                                          132,030,881    126,693,985    255,714,010   245,801,041


Income before income taxes                                 10,152,481      9,655,965     17,416,780    18,383,751
Taxes on income                                             3,800,000      3,856,220      6,500,000     7,426,084


Net income                                               $  6,352,481   $  5,799,745   $ 10,916,780  $ 10,957,667


Net income per share (based on the average number of shares outstanding during the period):

 Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the re-mainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

                  Class A                                       $ .50          $ .46          $ .79         $ .79
                  Class B                                       $ .54          $ .50          $ .99         $ .99

 Due to the special characteristics of the Company's two classes of stock (see
Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the earnings retained for use in the business.

See accompanying notes

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF EARNINGS RETAINED FOR USE IN THE BUSINESS



      For the six months ended April 30,           1994              1993
Balance at October 31, as previously reported  $298,355,562      $283,250,664
Effect of restatement as required
 by SFAS #109 (see Note 5)                          401,364         1,025,620


Balance at beginning of period, as restated     298,756,926       284,276,284

Net income                                       10,916,780        10,957,667


                                                309,673,706       295,233,951


Dividends paid:
      On Class A Common Stock -- $.44             2,392,098         2,392,098
       ($.44 in 1993)
      On Class B Common Stock -- $.64             4,278,998         4,302,557
       ($.64 in 1993)


                                                  6,671,096         6,694,655


Stock acquired for treasury                         832,989           255,100


Balance at end of period                       $302,169,621      $288,284,196

See accompanying notes

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 For the six months ended April 30,                     1994          1993
Cash flows from operating activities:

Net income                                         $ 10,916,780   $ 10,957,667
 Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and depletion                        10,425,556      9,660,710
   Deferred income taxes                              2,893,992         82,084
 (Increase) decrease, net of conversion:
   Trade accounts receivable                         (1,830,398)       976,902
   Inventories                                       (6,971,959)       544,449
   Prepaid expenses and other                          (334,060)     1,360,784
   Other long term assets                               340,642       (254,576)
 Increase (decrease), net of conversion:
   Accounts payable and accrued liabilities           2,422,613        781,060
   Accrued payrolls and employee benefits              (534,173)      (339,358)
   Accrued taxes - general                             (387,184)      (429,694)
   Taxes on income                                   (1,208,555)    (2,765,762)
   Other long term liabilities                         (206,189)      (240,300)


Net cash provided by operating activities            15,527,065     20,333,966


Cash flows from investing activities:

 Sales (purchases) of investments in government
   and short term securities                          6,750,824      9,182,027
 Purchase of properties, plants and equipment       (21,603,348)   (28,344,645)


Net cash used by investing activities               (14,852,524)   (19,162,618)


Cash flows from financing activities:

 Proceeds (payments) on long term debt                5,564,831       (181,140)
 Acquisition of treasury stock                         (832,989)      (255,100)
 Dividends paid                                      (6,671,096)    (6,694,655)


Net cash used by financing activities                (1,939,254)    (7,130,895)


Foreign currency translation adjustment              (1,412,521)      (724,288)


Net increase (decrease) in cash and short term
 investments                                         (2,677,234)    (6,683,835)
Cash and short term investments at beginning of
 period                                              30,827,007     35,439,549


Cash and short term investments at end of period   $ 28,149,773   $ 28,755,714

See accompanying notes